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                                                                  EXHIBIT 10(z)2


                                AMENDMENT TO THE
                                 MINNESOTA POWER
                               DIRECTOR STOCK PLAN


          The Minnesota Power Director Stock Plan, effective May 9, 1995, is amended as follows:

     1. Effective September 1, 2000, the title of the Plan is amended to be the ALLETE Director Stock Plan.

     2. Effective January 1, 2002, Section V.B. is amended to provide as follows:

          B. Each Director shall receive on the first business day following the Effective Date, and on each January 31 thereafter (or on the first business day thereafter if January 31 is not a business day) a Stock Payment of 1300 shares of Common Stock as a portion of the Annual Retainer payable to such Director for the Plan Year in which such date occurs. The cash portion of the Annual Retainer for such Plan Year shall be paid to Directors at such times and in such manner as may be determined by the Board of Directors. Directors joining the Board during the Plan Year after January 31 will receive their Stock Payment of 1300 shares of Common Stock on the first business day following the effective date of their election or appointment to the Board.

     3. Effective January 1, 2003, Section V.B. is amended to provide as follows:

          B. Each Director shall receive on the first business day in June following each annual meeting of shareholders, a Stock Payment equal in value to $47,500. To provide such Stock Payment to each Director, the Company shall cause shares of Common Stock to be purchased in the market and deposited to said Director's Dividend Reinvestment Plan Account on such date as a portion of the Annual Retainer payable to such Director for the

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               Plan Year in which  such date  occurs.  Any  fraction  of a Share shall be disregarded and the remaining amount shall be paid in cash. The cash portion of the Annual Retainer for such Plan Year shall be paid to Directors at such times and in such manner as may be determined by the Board of Directors. Directors joining the Board during the Plan Year after the first business day in June will receive their Stock Payment on the first business day following the effective date of their election or appointment to the Board.

                                           ALLETE, Inc.


                                     By:          /s/ Donald J. Shippar
                                           -------------------------------------
                                           Donald J. Shippar
                                           President and Chief Executive Officer




Attest:    /s/ Philip R. Halverson
        -----------------------------------
        Philip R. Halverson
        Vice President,
        General Counsel & Secretary

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